Exhibit 99.1

Company Press Release

Synova Healthcare Group, Inc.

Trading Symbol (OTC-BB:SNVH)

FOR IMMEDIATE RELEASE

December 19, 2007

Synova Healthcare Group, Inc. Files

Voluntary Petition to Reorganize Under Chapter 11

MEDIA, PA – December 19, 2007 — Synova Healthcare Group, Inc. (OTC-BB:SNVH), announced today that it and its four U.S. subsidiaries (collectively, “Synova”) have filed voluntary petitions to reorganize under Chapter 11 of the Bankruptcy Code. Synova is seeking to operate its business as a debtor-in-possession pursuant to the Bankruptcy Code.

Under the Bankruptcy Code, Synova is prohibited from paying pre-petition obligations until a plan of reorganization has been approved by creditors and the bankruptcy court. This prohibition applies to all of Synova’s pre-petition obligations, including obligations to holders of its senior convertible promissory notes.

The Company’s decision to reorganize under Chapter 11 was made primarily to address Synova’s liquidity and capital resources issues, which left Synova unable to continue to effectively operate its business of developing, distributing, marketing and selling innovative over-the-counter women’s healthcare products. Synova has historically relied upon equity and debt capital to fund its ongoing operations, and its current inability to locate and obtain such capital severely depleted its cash and other capital resources.

The Chapter 11 petitions were filed in the U.S. Bankruptcy Court in the District of Delaware.

About Synova Healthcare Group, Inc.:

Through its subsidiaries, Synova Healthcare Group, Inc. is focused on the development, distribution, marketing and sale of women’s healthcare products related to contraception, vaginal health, menopause management, fertility planning, obstetrics and personal care. Synova’s goal is to provide healthcare solutions that address every stage of a woman’s reproductive life. Synova markets and sells products under the brand names Today® and Fem-V®. The Today® Sponge is a non-hormonal contraceptive that combines barrier, spermicidal and absorptive methods to prevent conception. Fem-V® is a non-invasive diagnostic test with 91% sensitivity and is designed to detect the presence of elevated vaginal acidity, assisting women in identifying the most appropriate treatment for vaginal infections. For more information, please visit Synova’s website at www.synovahealthcare.com.

Forward-Looking Statements:

Some of the information in this press release may contain “forward-looking statements” within the meaning of the federal securities laws. These forward-looking statements can be identified by forward-looking words such as “may,” “will,” “expect,” “intend,” “anticipate,” “believe,” “estimate,” “plan,” “could,” “should” and “continue” or similar words. These forward-looking statements may also use different phrases. These forward-looking statements are not historical in nature and include statements that reflect, when made, Synova’s views with respect to current events and financial performance. All such forward-looking statements are and will be subject to numerous risks, uncertainties and factors relating to Synova’s operations and business environment, many of which are beyond Synova’s control, that could cause actual results to differ materially from any results expressed or implied by such statements.

Factors that could cause actual results to differ materially include, without limitation:

•	Synova’s ability to continue to operate as a going concern;

•	Synova’s ability to obtain approval of the bankruptcy court with respect to motions filed by it from time to time in the proceedings described in this press release;

•	Synova’s ability to obtain debtor-in-possession, or DIP, financing, should it seek to obtain it;

•	if Synova seeks DIP financing and is able to obtain it, whether the Bankruptcy Court will grant final approval of any such financing;

•

alternatives to obtaining capital needed to continue operations in the event Synova does not seek or is unable to obtain DIP financing, or, if Synova is able to obtain DIP financing but the Bankruptcy Court fails to grant final approval of the DIP financing;

•	Synova’s ability to operate pursuant to the terms of any DIP financing that is ultimately obtained and finally approved by the Bankruptcy Court;

•	Synova’s ability to develop, prosecute, confirm and consummate one or more plans of reorganization with respect to the Court Filing;

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risks associated with third parties seeking and obtaining Bankruptcy Court approval to terminate or shorten the exclusivity period for Synova to propose and confirm one or more plans of reorganization, for the appointment of a Chapter 11 trustee or to convert the Chapter 11 proceeding to a Chapter 7 proceeding;

•	potential adverse publicity surrounding the Court Filing and the related Chapter 11 proceeding;

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Synova’s ability to obtain and maintain adequate relationships with Norwich Pharmaceuticals, Inc., Synova’s sole manufacturer of the Today® Sponge, and Synova’s other creditors, lenders, vendors and persons or entities with whom Synova does business;

•	Synova’s ability to fund its working capital needs throughout the pendency of the Court Filing, the Chapter 11 proceeding and thereafter;

•	the potential adverse impact of the Court Filing and the Chapter 11 proceeding on Synova’s liquidity or results of operations;

•	Synova’s ability to adequately fund and execute its business plan;

•	Synova’s ability to attract, motivate and retain key employees;

•	Synova’s ability to successfully market, distribute and sell its line of women’s healthcare products during the pendency of the Court Filing, the Chapter 11 proceeding, and thereafter.

•	potential actions of regulatory authorities which govern Synova’s operations, including the U.S. Food and Drug Administration;

•	the outcome of legal proceedings to which Synova is or may become a party; and

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other risks described in Synova’s reports filed with the Securities and Exchange Commission (the “SEC”) pursuant to the Securities Exchange Act of 1934, as amended, including factors described in Synova’s Annual Report on Form 10-KSB for the year ended December 31, 2006, as amended, and in its Quarterly Reports on Form 10-QSB for each of the quarters ended March 31, 2007, June 30, 2007 and September 30, 2007.

These statements speak only as of the date of this press release, and Synova disclaims any intention or obligation to update or revise any forward-looking statements to reflect new information, future events or developments or otherwise, except as required by law. Synova provides additional information in its filings with the Securities and Exchange Commission, which readers are encouraged to review, concerning other factors that could cause actual results to differ materially from those indicated in the forward-looking statements.

Similarly, these and other factors, including the terms of any reorganization plan or other alternative transactions ultimately confirmed, can affect the value of Synova’s existing common stock or other securities. There has been no determination, and no assurance can be given, as to what values, if any, will be ascribed in the Chapter 11 proceeding to Synova’s existing common stock or other securities. Accordingly, Synova urges that the appropriate caution be exercised with respect to existing and future investments in Synova’s common stock or other securities.

Contact:

Synova Healthcare Group, Inc.

Robert Edwards

Chief Financial Officer

Phone: (610) 565-7080

redwards@snvh.com